UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 10, 2016

WAVE LIFE SCIENCES LTD.

(Exact name of registrant as specified in its charter)

Singapore	001-37627	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Cross Street #10-00, PWC Building Singapore 048424	048424
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +65 6236 3388

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 10, 2016, the Board of Directors (the “Board”) of WAVE Life Sciences Ltd. (the “Company”), on the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Christian Henry to serve as an additional director of the Company beginning on November 10, 2016, until the Company’s 2017 Annual General Meeting of Shareholders, or until his earlier resignation, retirement, removal or death. In connection with his appointment to the Board, Mr. Henry has also been appointed to serve as the Chair of the Audit Committee of the Board and will join existing members of the Audit Committee, Masaharu Tanaka and Koji Miura. Ken Takanashi, the departing Chair of the Audit Committee, will continue to serve as a member of the Company’s Board and its Compensation Committee, and as the Chair of the Nominating and Corporate Governance Committee.

Mr. Henry has served in various roles of increasing responsibility at Illumina, Inc. since 2005. He currently serves as Executive Vice President & Chief Commercial Officer (2015-present), and previously served as Senior Vice President & Chief Commercial Officer (2014-2015), Senior Vice President & General Manager Genomic Solutions (2012-2014), Senior Vice President, Chief Financial Officer & General Manager Life Sciences (2010-2012), Senior Vice President, Corporate Development & Chief Financial Officer (2009-2010), Senior Vice President & Chief Financial Officer (2007-2009), and Vice President & Chief Financial Officer (2005-2006). Prior to joining Illumina, Inc., Mr. Henry served as the Chief Financial Officer of Tickets.com, Inc. (2003-2005). Prior to that (1999-2003), Mr. Henry served as Vice President, Finance & Corporate Controller of Affymetrix, Inc. (acquired by Thermo Fisher Scientific in 2016). In 1997, Mr. Henry joined Nektar Therapeutics (formerly Inhale Therapeutic Systems, Inc.), as Corporate Controller, and later as its Chief Accounting Officer (1997-1999). In 1996, Mr. Henry served as General Accounting Manager of Sugen, Inc. Mr. Henry began his career in 1992 at Ernst & Young LLP, where he was a Senior Accountant through 1996. Mr. Henry earned his B.A. in biochemistry and cell biology from the University of California, San Diego, and his M.B.A., with a concentration in finance, from the University of California, Irvine.

The Board has determined that Mr. Henry is an “independent director” as defined under the listing requirements and rules of the NASDAQ Stock Market, and that Mr. Henry satisfies the independence requirements for audit committee members under Rule 10A-3 of the Exchange Act and NASDAQ Stock Market rules. In addition, the Board has determined that Mr. Henry qualifies as an “audit committee financial expert,” as defined in Item 401(h) of Regulation S-K promulgated by the SEC.

There are no arrangements or understandings between Mr. Henry and any other person pursuant to which he was appointed as a director, nor are there any transactions between Mr. Henry and the Company that would be reportable under Item 404(a) of Regulation S-K promulgated by the SEC.

In connection with Mr. Henry’s appointment to the Board on November 10, 2016, the Company’s non-employee director compensation policy (the “Policy”) took effect. The Policy is incorporated by reference into this Item 5.02 and filed as Exhibit 10.1 to this Current Report on Form 8-K. In accordance with the Policy, on November 10, 2016, Mr. Henry received a non-qualified share option grant to purchase 18,000 ordinary shares of the Company and he became eligible to receive cash compensation for his Board and committee service.

Item 8.01	Other Events.

On November 10, 2016, the Company issued a press release announcing the appointment of Mr. Henry to serve on the Board and as Chair of the Audit Committee. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Non-Employee Director Compensation Policy effective as of November 10, 2016.

99.1	Press release issued on November 10, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE LIFE SCIENCES LTD.

Date: November 10, 2016	By:	/s/ Paul B. Bolno, M.D.
Paul B. Bolno, M.D.
President and Chief Executive Officer